EXHIBIT A

                                    AGREEMENT

                          JOINT FILING OF SCHEDULE 13G

      The undersigned hereby agree jointly to prepare and file with regulatory authorities a Schedule 13G and any amendments thereto reporting each of the undersigned's ownership of securities of Shea Development Corp. and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned.

Date: August 3, 2007


/s/ Richard Smithline
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Richard Smithline


Centrecourt Asset Management LLC

By: /s/ Richard Smithline
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Name: Richard Smithline
Title: Managing Member


CAMOFI Master LDC

By: /s/ Richard Smithline
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Name: Richard Smithline
Title: Director